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                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

The following is a communication to employees.

2002 August 14
TRANSITION TEAM LEADERS FROM PFIZER AND PHARMACIA GATHER FOR FIRST MEETING

x--------------------------------x     Pharmacia CFO Chris Coughlin (standing)
|                                |     participates in a breakout session at the
|                                |     first meeting of transition team leaders.
|                                |
|                                |     -----------------------
|                                |
|                                |     From the outset, top leaders from Pfizer
|                                |     and Pharmacia have said that the
|           [GRAPHIC]            |     transition planning process -- which will
|                                |     take place between now and the close of
|  Transition team hard at work  |     the deal -- and the subsequent
|                                |     integration of our two companies, will be
|                                |     largely driven by our businesses and
|                                |     divisions, rather than Corporate. Toward
|                                |     that end, two transition team leaders
|                                |     have been named for each of our major
|                                |     businesses and divisions -- one from
|                                |     Pfizer, one from Pharmacia. These
|                                |     colleagues are responsible for the
|                                |     day-to-day transition planning process
|                                |     and for ensuring that their
|                                |     business/division is ready for Day One.
|                                |     They met as a group for the first time
|                                |     Tuesday, August 13, at the Millennium
x--------------------------------x     Broadway Hotel in New York.

Pfizer's Chief Financial Officer David Shedlarz, who is leading the transition process for Pfizer, opened the meeting by thanking the transition team leaders for their participation and saying that he was "very favorably impressed with how well the two companies were working together" since before the deal was even announced.

"You have an awesome responsibility," Shedlarz told the transition team leaders. "You are on the front lines of bringing together two large, complex, and fast-growing companies."

Shedlarz shared a number of guiding principles for the transition: moving with clarity and speed; adhering to the values and behaviors of both companies, especially Respect for People; and ensuring alignment across both organizations, and within each individual company.

Shedlarz expressed his concern that most colleagues currently view the acquisition as being primarily driven by cost cutting opportunities. While the deal will, indeed, yield significant synergies, Shedlarz emphasized a host of other reasons why this is the right move for Pfizer:

     o    An unequaled pharmaceutical product portfolio
     o    A broader and deeper R&D pipeline
     o    Stronger animal health and consumer healthcare businesses
     o    Greater, more balanced geographic presence
     o    Enhanced scale, with less reliance on any one product
     o    Greater operating flexibility and ability to manage risk

Chris Coughlin, Pharmacia's CFO and the leader of the transition process for Pharmacia, said that both companies have a wealth of experience with mergers and acquisitions. Still, he cautioned, "we can't underestimate the size and complexity of the task at hand."

Coughlin reminded the attendees to pay particularly close attention to how the transition planning process is progressing in markets outside the United States, which often get overlooked because the U.S. market is so large for both companies.

Coughlin said that Pharmacia is "absolutely committed to ensuring the smoothest and best transition possible." He stated clearly that all major decisions during the transition planning process and beyond will ultimately be made by the Pfizer Leadership Team, with input from Pharmacia. He added that Pfizer systems will be used in the combined company, unless there is a clear and compelling reason to do otherwise.

Like Shedlarz, Coughlin noted that the relationships between Pfizer and Pharmacia colleagues have been excellent thus far, even through some "difficult and intense times."

Coughlin also echoed Shedlarz's view that the transition team leaders are shouldering a very significant responsibility. "You're going to have access to sensitive information that no one else knows," he said. "And you're going to have to keep it that way until final decisions have been made and communicated."

Coughlin emphasized that, while the overall goal is to complete the acquisition as soon as possible, "different transition teams will move at different speeds." In general, though, he said it is "OK to go a little too fast."

LESSONS LEARNED, CULTURES SHARED

Joe Bonito, vice president, Worldwide Organizational Effectiveness, PPG [Pfizer Pharmaceuticals Group], and a member of the Program Office that has been established as a central resource for the transition teams to call upon, shared lessons learned from the Pfizer/Warner-Lambert combination, completed just over two years ago. These include the need to focus on speed, to communicate rapidly, to drive decisions through the line, and to ensure consistency between what Pfizer says it is going to do and what it actually does. Many Pharmacia participants shared lessons learned from their previous mergers and acquisitions experiences. Shedlarz made it clear that Pfizer would take all of these lessons learned into account during this current process and that Pfizer would place a great premium on candor in all of its communications.

Bonito also noted the many similarities between the two companies' cultures. For example, Pfizer's eight core values (Performance, Customer Focus, Integrity, Teamwork, Respect for People, Community, Leadership, and Innovation) are similar in spirit to Pharmacia's "4 C's" (Commitment, Competence, Consistency, and Compassion). Likewise, Pfizer's leader behaviors -- such as "encouraging open discussion and debate" and "developing people" -- match up quite well with many of Pharmacia's best-managed behaviors, including "shared accountability and transparency," "ongoing listening and learning," and "coaching and developing other colleagues."

In addition to a strong cultural fit, the two companies also share nearly identical corporate governance structures, which should prove quite helpful as the transition planning process moves forward. Both companies, for example, have top-level leadership teams consisting of a handful of senior executives -- the Pfizer Leadership Team and the Pharmacia Management Committee -- and both have management councils one level below these teams that include about 20 additional leaders -- the Pfizer Management Council and the Pharmacia Operations Committee.

Here are some other topics that were discussed at the meeting:

DAY ONE

Shedlarz told the group that the acquisition was likely to close sometime between November 15 and the end of 2002. He listed several expectations for Day
One:

     o That one face will be presented to our customers, patients, business partners, and colleagues, with no disruptions.

     o That all colleagues in both companies will know their role and to whom they report, even if that reporting relationship may ultimately change.

     o    That integration plans are in place to guide activities going forward.

COST SYNERGIES

Pfizer has committed to investors to delivering $2.5 billion in acquisition-related cost savings through 2005. Meeting this target is extremely important at a time when investors are severely punishing the stocks of companies that miss their financial commitments. Shedlarz said that Pfizer envisions exceeding the $2.5 billion synergy target, noting that any savings above and beyond that number would be re-invested into areas of the business that promise to yield the highest payoff. "We see many opportunities for growth resulting from this combination," he said. "Lowering our cost structure will give us the additional investment capital needed to aggressively pursue these opportunities."

CONSULTANTS

Based on its Warner-Lambert experience, Pfizer is trying to minimize the amount of work done by consultants on the Pharmacia deal, as well as the number of different consulting firms involved. The Boston Consulting Group has already been retained by PPG, PGRD [Pfizer Global Research & Development], and Pfizer Global Manufacturing, as well as by the Program Office, which should help to ensure consistency and enhance speed.

COMMUNICATIONS

One theme that emerged throughout the meeting was the need for consistent, global, and timely communications, both internally and externally. Colleagues will continue to receive a steady stream of information about the transaction through existing communication vehicles such as the Pfizer World Cafe and Pharmacia Today, as well as from managers, who will be armed with communications tool kits.

A town hall meeting is scheduled for September 6 at Pharmacia headquarters in Peapack, New Jersey. The meeting is expected to feature Pfizer CEO Hank McKinnell, Shedlarz, PPG President Karen Katen, and Peter Corr, who heads PGRD. The meeting will be made available live to as many Pharmacia colleagues as possible using audio and videoconferencing capabilities. A similar meeting is being planned for Pfizer colleagues, though no date has been finalized yet.

Monitoring "organizational health" -- colleagues' attitudes, opinions, and concerns resulting from the transition planning process -- is also a top priority. It was agreed that focus groups, spot polls, and more comprehensive surveys would be conducted on a regular and ongoing basis at both companies and in the combined company after Day One.

TALENT PLANNING

Don Nelson, vice president, Human Resources, PPG, and a Program Office member, described a two-track talent planning process. The first track involves identifying those Pharmacia colleagues who are absolutely essential to Pfizer's ability to operate its business as of Day One -- for example, colleagues who work in a business or therapeutic area that Pfizer does not currently participate in.

The second track involves identifying key talent from Pharmacia that Pfizer is interested in retaining regardless of specific business needs. These colleagues will be identified through discussions between business/division heads from both companies and by using data generated by Pharmacia's Talent Planning & Performance Management Process.

Nelson said that Pfizer was committed to finding jobs for as many Pharmacia colleagues as possible. In fact, Pfizer has instituted a hiring freeze, except for those positions deemed absolutely critical to meeting the company's 2002 business objectives. This will give Pharmacia colleagues a chance to apply for positions within Pfizer, though Nelson emphasized that this posting process would likely not begin until very close to Day One.

NEXT STEPS

The transition team leaders plan to meet again early in the week of September 9 to finalize a number of deliverables they are responsible for providing to the Pfizer Management Council, which is meeting on September 12-13.

For more on how the transition planning process is unfolding, see the August 7 message titled "Pfizer and Pharmacia Begin Transition and Integration Planning Process." It's available on the intranet at:

http://vgn-prod-live.uskzo.am.pnu.com/intranet/us/pa/cda/news/pa-cdanewsdetail/
0,1490,2840%257E4%257E,00.html

                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

Readers are also urged to carefully review and consider the disclosures in Pharmacia's various SEC filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. Pfizer will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus for Pfizer and Pharmacia, and other documents with the Securities and Exchange Commission ("SEC"). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov or from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger will be included in the final joint proxy statement/prospectus.